SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2007

Alcan Inc.
(Exact name of Registrant as specified in its charter)

Canada
(State or other jurisdiction of incorporation)

1-3677	Inapplicable
Commission File Number	(I.R.S. Employer Identification No.)

1188 Sherbrooke Street West, Montreal, Quebec, Canada H3A 3G2
(Address of principal executive offices, including postal code)

(514) 848-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Paragraph e)    Long-Term Cash Incentive Plan

On September 20, 2007, the Board of Directors of Alcan Inc. (“Alcan”), upon recommendation of the Human Resources Committee of the Board (“Committee”), approved a new long-term compensation plan for executives, the Long-Term Cash Incentive Plan (“LTIP”).

The purpose of the LTIP is to complement the total cash compensation of eligible participants to ensure that these employees are provided with a competitive total direct compensation. The LTIP replaces the Alcan's Restricted Share Unit and Total Shareholder Return plans under which annual long-term incentives were provided in previous years. The Committee granted a cash award under the LTIP to eligible employees of Alcan and its subsidiaries. The amounts of the awards granted under the LTIP are consistent with amounts granted in previous years. The awards will vest on December 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ALCAN INC.

BY:	/s/ Roy Millington
Roy Millington Corporate Secretary

Date: September 26, 2007